John Hancock Financial Services, Inc.
John Hancock Place
P.O. Box 111
Boston, Massachusetts 02117-0117
(617) 572-9197
Fax: (617) 572-9161
E-mail: jchoodlet@jhancock.com
James C. Hoodlet
Vice President & Counsel
December 12, 2016
U.S. Securities and Exchange Commission
450 F St., N.E.
Washington, D.C. 20549
Re: John Hancock Life Insurance Company (U.S.A.) Separate Account A File Nos. 811-4834 and 333-179570
Commissioners:
This opinion is being furnished with respect to the filing of Post-Effective No. 9 under the Securities Act of 1933 (Post-Effective Amendment No. 75 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company (U.S.A.) Separate Account A as required by Rule 485 under the 1933 Act.
I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).
I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.
Very truly yours,
/s/ James C. Hoodlet
James C. Hoodlet
Vice President and Chief Counsel
Protection Variable Universal Life 2012